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                                               Exhibit 4.3


                    SOUTHWEST GAS CORPORATION
                    1996 STOCK INCENTIVE PLAN

                 INCENTIVE STOCK OPTION AGREEMENT


          THIS AGREEMENT dated as of the ______ day of ___________, ________ between Southwest Gas Corporation, a
California corporation (the "Corporation"), and
________________________________(the "Employee").


                       W I T N E S S E T H
                       -------------------

          WHEREAS, pursuant to the Southwest Gas Corporation 1996 Stock Incentive Plan (the "Plan"), the Corporation has granted to the Employee effective as of the ______ day of ___________,______ (the "Option Date") an option to purchase all or any part of _________________ authorized but unissued of Common Stock, par value $1.00 per share, of the Corporation upon the terms and conditions set forth herein and in the Plan.

          NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

          1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

          2. GRANT OF OPTION. This Agreement evidences the Corporation's grant to the Employee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of _______ shares of the Common Stock at the price of $______ per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the tenth anniversary of the Option Date (the "Expiration Date"). Such price equals the Fair Market Value of the Corporation's Common Stock as of the Option Date. It is the intent of the Corporation that this Option constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

          3. EXERCISABILITY OF OPTION. Except as earlier permitted by or pursuant to the Plan or by resolution of the Committee adopted AFTER the date hereof, no shares may be purchased by exercise of the Option until the expiration of

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six months after the Option Date.  [ALTERNATIVE 1:  The Option may be exercised in installments as to __% of the aggregate number of shares set forth in Section 2 hereof (subject to adjustment) on and after the first anniversary of the Option Date and as to an additional __% of such aggregate number of such shares (subject to adjustment) on each of the second, ____, _____ anniversaries of the Option Date.] [ALTERNATIVE 2: After such date, the Option may be exercised in whole or in part, from time to time, until its expiration or earlier termination.]

          To the extent the Employee does not in any year purchase all or any part of the shares to which the Employee is entitled, the Employee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than [100] shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

          4. LIMITATION ON EXERCISE OF OPTION. In the event the Employee is granted incentive stock options (whether under this Agreement or any other incentive stock option agreement) and the aggregate fair market value (determined as of the respective dates of grant of such options) of the Common Stock with respect to which such options are first exercisable in any calendar year exceeds $100,000, the most recently granted options shall be treated as nonqualified stock options to the extent of the excess. In addition, in the case of simultaneously granted options, the Corporation may, in the manner and to the extent permitted by law, designate which shares are to be treated as stock acquired pursuant to the exercise of an incentive stock option.

          5. METHOD OF EXERCISE OF OPTION. The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted in Section 2.2 of the Plan for the full purchase price of the shares to be purchased, subject to such further limitations and rules or procedures as the Committee may from time to time establish as to any non-cash payment and as to the tax withholding requirements of Section 3.5 of the Plan. Shares delivered in payment of the exercise price must have been owned by the Employee for at least six months prior to the exercise. In addition, the Employee (or the Employee's Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section 3.4 of the Plan.

          6.   EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH;
CHANGE IN SUBSIDIARY STATUS.  The option and all other

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rights hereunder, to the extent not exercised, shall
terminate and become null and void at such time as the Employee ceases to be employed by either the Corporation or any Subsidiary, except that

               (a) if the Employee terminates by reason other than by death, Total Disability (as defined in subsection
     (b) below) or for Cause (as defined below and as determined by the Committee in its sole discretion), the Employee may at any time within a period of three months after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

               (b)  if the Employee terminates by reason of
     becoming Totally Disabled (within the meaning of Code
     Section 22(e)(3) or as otherwise defined by the Committee), or if the Employee becomes Totally Disabled within three months after a termination described in subsection (a), then the Option may be exercised within a period of 12 months after the Employee becomes Totally Disabled (or, if earlier, the Employee's termination from employment), to the extent that the Option was exercisable on such date; and

               (c) if the Employee dies prior to a termination of employment, or within three months after a termination of employment under subsection (a) or (b) above, then the Option may be exercised within a period of one year after the Employee's termination from employment, to the extent that the Option was exercisable on such date;

provided, however, that in no event may the Option be exercised by anyone under this Section or otherwise after the Expiration Date. If the Employee is employed by an entity which ceases to be a Subsidiary, such event shall be deemed for purposes of this
Section 6 to be a termination of employment described in subsection (a) in respect of the Employee. Absence from work caused by military service or authorized sick leave shall not be considered as a termination of employment for purposes of this Section.

          For purposes of this Agreement, "Cause" means that the Committee, acting in good faith, determines that the Employee has: (a) committed a material breach of the Employee's duties and responsibilities (other than as a result of incapacity due to a Total Disability); or (b) been convicted of a felony, or entered a plea of guilty or nolo contendere with respect to such a crime; or (c) violated any fiduciary duty or duty of loyalty owed to the Corporation; or (d) been generally incompetent or grossly negligent in the discharge of the Employee's duties and responsibilities; or (e) engaged or is engaging in immoderate use of alcoholic beverages or narcotics or other substance abuse; or (f)

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violated any of the Corporation's established employment
policies in effect from time to time.

          7. TERMINATION OF OPTION UNDER CERTAIN EVENTS. As permitted by Section 3.2(c) of the Plan, the Committee retains the right to terminate the Option to the extent not previously exercised upon an event or transaction which the Corporation does not survive.

          8. NON-TRANSFERABILITY OF OPTION. The Option and any other rights of the Employee under this Agreement or the Plan are nontransferable as provided in Section 1.8 of the Plan.

          9. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, Nevada 89193-8510, to the attention of the Corporate Secretary and to the Employee at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

          10. PLAN. The Option and all rights of the Employee thereunder are subject to, and the Employee agrees to be bound by, all of the terms and conditions of Articles 1, 2, 3, and 4 of the Plan, incorporated herein by this reference, to the extent such provisions are applicable to options granted to Eligible Employees. The Employee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

          11. NOTICE OF DISPOSITION. The Employee agrees to notify the Corporation of any sale or other disposition of any shares of Common Stock received upon exercise of the Option, if such sale or disposition occurs within two years after the Option Date or within one year after the date of such exercise.

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IN WITNESS WHEREOF, the Corporation has caused this
Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand.


                               SOUTHWEST GAS CORPORATION
                               (a California corporation)


                               By_________________________

                               Title______________________


EMPLOYEE


___________________________
                         (Signature)


___________________________
                         (Print Name)


___________________________
                         (Address)

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___________________________
                         (City, State, Zip Code)

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                        CONSENT OF SPOUSE
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        In consideration of the execution of the foregoing Incentive
Stock Option Agreement by Southwest Gas Corporation, I,___________________________, the spouse of the Employee herein named, do hereby join with my spouse in executing the foregoing Incentive Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.



DATED: ____________, _____.    _____________________________
                                   Signature of Spouse

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